                          MEDICAL DEVICE ALLIANCE INC.


                                 EXHIBIT 10.07




                                      FORM
                                       OF
                              SELLING AGENT WARRANT

                          MEDICAL DEVICE ALLIANCE INC.

                                  COMMON STOCK

                                     FORM OF

                          MEDICAL DEVICE ALLIANCE, INC.
                              SELLING AGENT WARRANT

        This MEDICAL DEVICE ALLIANCE, Inc. Selling Agent Warrant (the "Warrant") is made and entered into at Las Vegas, Nevada, on the date hereinafter set forth by and between MEDICAL DEVICE ALLIANCE, INC., a Nevada Corporation, hereinafter called the "Company", and the undersigned, hereinafter called the "Holder".

WHEREAS:

A. The Holder has acted as an agent of the Company in selling Common Stock for the Company pursuant to the Private Placement Memorandum dated November 1, 1996, (the "Offering") whereby the Company offered for sale SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($7,500,000) of Common Stock at a price of FIVE DOLLARS ($5.00) per Share; and

B. The Holder is entitled to a warrant which gives the Holder the right, but not the obligation, to acquire the amount of Common Stock set forth on the signature page hereof at the price as defined below as a result of services rendered to the Company in connection with the Offering.

NOW, THEREFORE, in consideration of the premises and promises, warranties and representations herein contained, it is agreed as follows:

        1. WARRANT. Subject to the conditions set forth herein, the Company hereby grants to the Holder the right, privilege and option to purchase up to that number of shares of Common Stock set forth on the signature page hereto at the Strike Price per share set forth below (the "Warrant Shares"), said number of Warrant Shares and said Strike Price being subject to adjustment as provided herein. No fractional Warrants will be issued.

        2. STRIKE PRICE. The initial price per share for the Warrant Shares (the "Strike Price") shall be FIVE DOLLARS ($5.00) per share. If from time to time after the date hereof the Company completes any private placement sales of Common Stock, or any preferred stock of the Company convertible into or exchangeable for Common Stock (each a "Private Placement"), or an Initial Public Offering or issues any warrant to purchase Common Stock, at a purchase or "strike" price (in the case of Common Stock), or with a conversion price or exchange rate (in the case of any preferred stock of the Company), lower than $5 per share, adjusted for stock splits, stock dividends or recapitalization, the Strike Price shall be reduced to the purchase price (or conversion price or exchange rate, as applicable) per share, as adjusted, at which such shares of Common Stock or convertible preferred stock are sold.

        3. METHOD OF EXERCISE. Stock purchased under this Warrant shall, at the time of purchase, be paid for in full. The right to purchase shares hereunder may be exercised, from time to time, by written notice to the Company stating the number of shares with respect to which this Warrant is being exercised and the time of delivery thereof, which shall be at least ten (10) days after the giving of such notice, unless an earlier date shall have been mutually agreed upon. At the time specified in such notice, the Company shall, without transfer or issue tax to the Holder, deliver to him by certified mail, a certificate or certificates for such shares, against the payment of the Strike Price, in full, for the number of shares to be delivered, by certified or bank cashier's check, or the equivalent thereof acceptable to the Company. Provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it, with reasonable diligence, to comply with any requirements of any state or federal agency or any securities exchange and further provided that no fractional shares of Common Stock will be issued. If the Holder fails to accept delivery of and pay for all or any part of the number of shares specified in the notice given by the Holder, upon tender and delivery of said shares, the Holder's right to exercise this Warrant with respect to such undelivered shares shall be terminated. If this Warrant is exercised within six (6) months of the Company's Initial Public Offering (IPO), the Holder shall execute a lock-up agreement for the balance of the six month period following the IPO.

        4. TERMINATION OF WARRANT. Except as herein otherwise stated, this Warrant, to the extent not theretofore exercised, shall terminate at 5:00 p.m. Pacific Standard Time three (3) years after the date of issuance as stated on the signature page hereof.

        5. RECLASSIFICATION, CONSOLIDATION OR MERGER. If, and to the extent that the number of issued shares of Common Stock of the Company shall be increased or reduced by a change in par value, subdivision, combination, split-up, reclassification, distribution of a dividend payable in stock, or the like (but excluding dividends payable in cash), the number of Warrant Shares subject to this Warrant, and the Strike Price therefor, shall be proportionately adjusted. If the Company is reorganized or consolidated, or merged with any other corporation, the Holder shall be entitled to receive warrants covering shares of such reorganized, consolidated or merged Company in the same proportion, at an equivalent price, and subject to the same conditions.

        6. RIGHTS PRIOR TO EXERCISE OF WARRANT. The Holder shall have no rights as a shareholder of shares subject to this Warrant until payment of the Strike Price and the delivery of such shares as herein provided.

        7. CERTAIN COVENANTS OF THE COMPANY. The Company covenants and agrees that all shares which may be issued upon the exercise of this Warrant, will, upon issuance, be duly and validly issued, fully paid and nonassessable; and will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the then effective purchase price per share of the Common Stock issuable pursuant to the Warrant. The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. The Company also further covenants that it will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock issuable upon the exercise of this Warrant above the amount payable therefor on such exercise, and
(b) will take all action that may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of this Warrant. So long as this Warrant is outstanding, the Company shall not grant to any person or entity any anti-dilution rights on terms more favorable than those granted to the Holder hereunder.

        8. TRANSFER OF WARRANT. This Warrant may be transferred by the Holder with the prior written consent of the Company, which shall not be unreasonably withheld, and subject to the transferee qualifying as an Accredited Investor and making the same representations to the Company as set forth herein and subject to the first refusal right described in Paragraph 9. below.

        9. RIGHT OF FIRST REFUSAL. Prior to any transfer of this Warrant by the Holder, the Holder shall give written notice by certified or registered mail, return receipt requested, to the Company specifying the price, terms and name and address of the proposed transferee (the "Notice"). The Company shall have thirty (30) days from receipt of said Notice to acquire the Warrant under the same price and terms as specified by the Holder in the Notice.

        10. REGISTRATION RIGHTS. The Holder shall have no registration rights for this Warrant.

        11. UNDERSTANDING OF HOLDER. The Company's obligation to issue and/or register the Warrant Shares as set forth herein shall be conditioned upon a timely receipt by the Company in writing of:

                (a) With respect to issuance, investment representations as deemed appropriate by the Company in its sole and absolute discretion sufficient to assure the Company that the Warrant Shares upon issuance will be exempt from registration under the Securities Act of 1933, as amended (the "Act"); and

                (b) With respect to registration, information as the Company may reasonably require from Holder, or any underwriter, for inclusion in such registration statement.

        12. BINDING EFFECT. This Warrant shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

        13. GOVERNING LAW.This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada.

        14. NOTICES. Any notice or demand to the Company under this Warrant may be given and shall conclusively be deemed and considered to have been given and received upon the date shown to have been received on any postal receipt or independent courier receipt at the address of the Company appearing on the records of the Holder, but actual written notice (including by telefax, hand delivery, Federal Express, or other means), however given or received, shall always be effective. For the purposes hereof, the addresses of the Company and the Holder (until notice of a change thereof is given as provided in this Section 14.) shall be as follows:

        If  to the Holder:          At the address set forth on the
                                    signature page hereof

        If  to the Company:         MEDICAL DEVICE ALLIANCE, INC.
                                    3800 Howard Hughes Pkwy. Suite 1800
                                    Las Vegas, NV   89109
                                    Attn:  Chairman of the Board

        15. EXECUTION IN COUNTERPARTS. This Warrant may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Warrant taken together will be deemed to be but one and the same instrument. The execution of this Warrant by any party hereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto, and transmitted by facsimile copy with overnight delivery of manually executed copies. Notwithstanding the above, the date of issuance of this Warrant shall be the date which is specifically indicated on the signature page hereof.




                             SIGNATURES ON NEXT PAGE

        IN WITNESS WHEREOF, the parties have caused this Selling Agent Warrant to be executed on this 31st day of MARCH, 1997.


        "Company"
        MEDICAL DEVICE ALLIANCE, INC., a Nevada Corporation

        By:
           ------------------------------------
               Chairman of the Board


        "Holder"

        ---------------------------------------
               Signature

        Address:


        Tax Id. or Soc. Sec. Number:

DATE OF ISSUANCE OF WARRANT:

MARCH 31, 1997

AMOUNT OF WARRANT SHARES: